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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): May 28, 1998


                         IMPAC MORTGAGE HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)


                                   Maryland
                (State or Other Jurisdiction of Incorporation)


          0-19861                                      33-0675505
  (Commission File Number)                (I.R.S. Employer Identification No.)


                              20371 Irvine Avenue
                      Santa Ana Heights, California 92707
         (Address of Principal Executive Offices, Including Zip Code)


                                (714) 556-0122
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.   OTHER EVENTS


Amendment to Employment Agreements
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Effective as of January 1998 and in lieu of accepting 25% of the fee owed in connection with the termination of the Management Agreement between the Company and Imperial Credit Advisors, Inc., Messrs Tomkinson, Ashmore and Johnson and Ms. Glass-Schannault amended each of their employment agreements so that if the Company's annualized Return on Equity (as defined therein) during any fiscal quarter is in excess of the Ten Year U.S. Treasury Rate plus 200 basis points, each officer will receive an additional bonus of 4.0875%, 4.25%, 3.0% and 1.1625%, respectively, of such excess (the "Incentive Compensation"). 18% of each officer's Incentive Compensation will be deposited in a deferred compensation plan, one-third of which will be released one year from the quarter in which it is deposited plus the applicable accrued interest on such released amount at a rate of the Ten Year Average Yield (as defined therein) plus 200 basis points. 80% of the remainder of the Incentive Compensation will be paid to each officer in cash and 20% will be used by each officer to purchase shares of the Company's Common Stock pursuant to its Dividend Reinvestment and Stock Purchase Plan.


ITEM 7.   EXHIBITS

     (C)  EXHIBITS

          10.1(a) Form of Amendment No. 1 to Amended and Restated Employment
                  Agreements, effective January 1, 1998, with Impac Funding Corporation

          10.1(b) List of Officers and terms relating to Form of Amendment No. 1 to Amended and Restated Employment Agreement filed as exhibit 10.1(a)

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    IMPAC MORTGAGE HOLDINGS, INC.

                                    By: \s\ Richard J. Johnson
                                        ----------------------
                                            Richard J. Johnson
                                       Chief Financial Officer

Date: June 2, 1998

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